RGC RESOURCES, INC. AND SUBSIDIARIES

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of RGC Resources, Inc. (the “Company”) on Form 10-Q for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John B. Williamson, III, Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(3)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John B. Williamson, III
John B. Williamson, III
Chairman of the Board, President,
Chief Executive Officer and
Chief Financial Officer
(Principal Financial Officer)
February 13, 2012